                                                               EXHIBIT 10.10(b)



                            SECOND AMENDMENT TO THE
                    USML TAX DEFERRED SAVINGS PLAN AND TRUST


            Pursuant to Section 8.1 of the USML Tax Deferred Savings Plan and Trust ("Plan") and resolutions adopted by the Board of Directors on May 25, 1994, this Second Amendment to the Plan is hereby adopted as follows:

            1. Effective January 1, 1994, paragraph (f) shall be added to the end of Section 7.14 (direct rollover provision adopted in the First Amendment to the Plan) to read as follows:

            (f) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.41(a)-11(c) of the Income Tax regulations is given, provided that;

                             (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                             (2) the Participant, after receiving the notice, affirmatively elects a distribution.


            2. Effective January 1, 1994, the following three paragraphs shall be added to the end of Section 1.10 "Compensation" to read as follows:

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    For Plan Years beginning on or after January 1, 1994, any
            reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                    If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

            3.      Effective May 25, 1994, paragraph (e) shall be added to
Section 4.8 of the Plan, entitled "Directed Investments," to read as follows:

             (e) The Plan and its operation are intended to comply with the provisions of ERISA Section 404(c) and the regulations thereunder applicable to participant directed investments. The Employer may appoint one or more fiduciaries to assist in compliance with these provisions, which fiduciary or fiduciaries shall generate and disseminate to Participants the information required by the regulations. Except as provided by ERISA Section 404(c) and the regulations thereunder, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan's investment funds, and neither the Employer, the Trustee, nor any other fiduciary with respect to the Plan shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants. The Trustee's only responsibility shall be with respect to the individual investments of any investment funds that are operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager. The only responsibility of the Employer shall be to review periodically, in its capacity as Plan Administrator, the performance of the investment funds made available under the Plan and to change the available funds offered when appropriate.


            3.      Effective May 25, 1994, a third paragraph shall be added to
Section 7.4(s) to read as follows:

            Participants and beneficiaries of the Plan shall have the right to direct the investment of their individual accounts under the Plan in accordance with uniform procedures adopted by the Plan Administrator. It is the intention of the Employer that the Plan and the administration of these directed investments conform to ERISA Section 404(c) and the regulations thereunder, and that no Participant or beneficiary shall be deemed to be a fiduciary by reason of his or her control over assets in his or her account, and neither the Trustee nor any other person who is a fiduciary with respect to the Plan shall be liable for any loss, or by reason of any breach, which results from such exercise of control. However, the Trustee shall be obligated to comply with investment directions by participants and beneficiaries, except as limited by ERISA Section 404(c) and regulations thereunder.

            4. Effective July 1, 1994, Section 7.13 shall be amended by the addition of the following two paragraphs:

            A Participant may direct no more than one-third of his or her account into employer stock. Stock rights (including warrants and options) issued with respect to employer stock held in the Plan shall be exercised by the Trustee on behalf of Participants to the extent that cash is available. Rights which cannot be exercised due to the lack of cash shall be sold and the proceeds invested in employer stock. Cash dividends paid on employer stock shall be allocated to participants' accounts as of the record date for the dividend and shall be invested by the Trustee in shares of employer stock for the participants' accounts.

            Each Participant shall have the right to direct the Trustee as to the manner in which employer stock held in his or her account shall be voted, and shall have a similar right with regard to tender offers.


            IN WITNESS WHEREOF, United Standard Medical Laboratories, Inc. Inc. has caused this Amendment to be executed on June ____, 1994.


                                        UNITED STANDARD MEDICAL
                                        LABORATORIES, INC., Employer


____________________________            By:______________________________
Witness:
                                           Its:__________________________

            The Plan Trustee hereby acknowledges receipt of a copy of this Amendment and agrees to be bound by the terms of the Amendment as it relates to the Trust created under the Plan.


                                        FRONTIER TRUST COMPANY, TRUSTEE UNDER
                                        THE USML, INC. TAX DEFERRED SAVINGS
                                        PLAN AND TRUST



__________________________              By:___________________________________
Witness:                                   Its:_______________________________





Dated:  June ___, 1994